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                                                                    EXHIBIT 99.4

                           FOX KIDS WORLDWIDE, INC.

                       TENDER OF ANY AND ALL OUTSTANDING

                       9 1/4% SENIOR NOTES DUE 2007 AND

                    10 1/4% SENIOR DISCOUNT NOTES DUE 2007

                                IN EXCHANGE FOR

                       9 1/4% SENIOR NOTES DUE 2007 AND

                    10 1/4% SENIOR DISCOUNT NOTES DUE 2007

To: Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

  Fox Kids Worldwide, Inc. (the "Company") is offering, upon and subject to the terms and conditions set forth in a prospectus dated March __, 1998 (the "Prospectus"), and the enclosed letter of transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") its 9 1/4% Senior Notes due 2007 and its 10 1/4% Senior Discount Notes due 2007 which have been registered under the Securities Act of 1933, as amended, for a like principal amount of the Company's issued and outstanding 9 1/4% Senior Notes due 2007 (the "Old Senior Notes") and 10 1/4% Senior Discount Notes due 2007 (the "Old Senior Discount Notes" and, together with the Old Senior Notes, the "Old Notes"). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in two separate and substantially identical Registration Rights Agreements, each dated October 28, 1997, and each among the Company and the initial purchasers referred to therein.

  We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

    1. Prospectus dated March  , 1998;

    2. The Letter of Transmittal for your use and for the information (or the use, where relevant) of your clients;

    3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Old Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent (as defined below) prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

    4. A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

    5. Return envelopes addressed to The Bank of New York, the exchange agent, for Old Notes (the "Exchange Agent").

  YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON _____ , 1998, UNLESS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION (THE "EXPIRATION DATE"). THE OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

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  To participate in the Exchange Offer, a duly executed and properly completed
Letter of Transmittal (or facsimile thereof or an Agent's Message (as defined in the Prospectus) in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Old Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

  If holders of Old Notes wish to tender, but it is impracticable for them to forward their certificates for Old Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer--Guaranteed Delivery Procedures."

  The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offer, except as set forth in Instruction 13 of the Letter of Transmittal.

  Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to The Bank of New York, the Exchange Agent for the Old Notes, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                          Very truly yours,

                                          FOX KIDS WORLDWIDE, INC.

 NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.


Enclosures

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